Exhibit 23.1

Consent of Independent Auditor

Consent of Independent Accounting Firm

Universal Tracking Solutions, Inc.

Gilbert, AZ

We hereby consent to the incorporation by reference in this Form SB-2/A of our report dated March 29, 2006, relating to the audited financial statements of Universal Tracking Solutions, Inc., for the year ended December 31, 2006.

/s/Robert L. White & Associates, Inc.
_________________________

Robert L. White & ASsociates, Inc.

April 16, 2006